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                                                                    Exhibit 23.6


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 11, 1999, except for Note 1 as to which the date is April 1, 1999, with respect to the financial statements of ComputerJobs.com, Inc. included in the Registration Statement (Form S-1 Amendment No. 1) and related Prospectus of Internet Capital Group, Inc. for the registration of shares of its common stock and convertible subordinated notes due 2004.


                                                     ERNST & YOUNG LLP

Atlanta, Georgia
December 14, 1999